EdR Furthers Leadership Role with Corporate Governance Enhancements

MEMPHIS, Tenn., Aug. 26, 2014 — EdR (NYSE:EDR), a leader in the development, ownership and management of high-quality collegiate housing, today confirmed its on-going commitment to leadership in corporate governance practices by announcing the approval and implementation of several shareholder-friendly corporate governance initiatives.

These initiatives, which the Board of Directors believes are in the best interest of the company and its stockholders, include:

•	Adopting a majority voting standard for the election of directors in uncontested elections;

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Permanently waiving the option to classify its Board of Directors under provisions of the Maryland Unsolicited Takeover Act, unless approved by an affirmative vote of at least a majority of votes cast on the matter by stockholders entitled to vote generally in the election of directors;

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Permanently opting out of the Maryland Control Share Acquisition Act, which restricts certain voting rights of holders of control shares, unless such action is repealed by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote on the matter; and

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Permanently opting out of the Maryland Business Combination Act, unless such action is repealed by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote on the matter.

"The Board's actions were implemented after a proactive review of our charter and by-laws and demonstrate our commitment to best-in-class and shareholder-friendly corporate governance," said Paul O. Bower, Chairman of the EdR Board of Directors.

Copies of the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland and the Amendment No. 1 to the Company’s Amended and Restated Bylaws, both of which make these enhancements effective, have been filed with the Securities and Exchange Commission.

About EdR
EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 67 communities with nearly 37,000 beds serving 55 universities in 22 states. For details, please visit the company's Web site at www.EdRtrust.com.

For more information, contact:
Bill Brewer, Executive Vice President and Chief Financial Officer
901-259-2500 bbrewer@EdRtrust.com

For media information or photography, contact:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 sjennings@EdRtrust.com

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